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                                                                      Exhibit 1



                             JOINT FILING AGREEMENT

         The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D reporting each of the undersigned's ownership of shares of common stock of Daleen Technologies, Inc., a Delaware corporation, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

         IN WITNESS WHEREOF, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same Agreement, and this Agreement may be effected by a written facsimile signature of each party.

Dated February 14, 2000


                                             /s/ JAMES DALEEN
                                             -----------------------------------
                                             James Daleen



                                             J.D. MANAGEMENT, INC.

                                             By: /s/ JAMES DALEEN
                                                -------------------------------
                                                   James Daleen, President



                                             J.D. INVESTMENT COMPANY
                                             LIMITED PARTNERSHIP

                                             By: J.D. Management, Inc.,
                                             Managing General Partner

                                             By: /s/ JAMES DALEEN
                                                --------------------------------
                                                    James Daleen, President